UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2024
________________________
Vitesse Energy, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 361-2500
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on May 2, 2024. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect seven directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2025 Annual Meeting of Stockholders; and (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Definitive Proxy Statement:

Proposal No. 1 - Election of Directors. Each of the directors that were up for election was elected for a term of one year. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Linda A. Adamany	17,786,057	448,605	61,269	5,597,467
Brian P. Friedman	16,760,263	1,465,498	70,170	5,597,467
Robert W. Gerrity	17,978,398	273,590	43,943	5,597,467
Daniel J. O’Leary	15,511,749	2,722,830	61,352	5,597,467
Cathleen M. Osborn	18,058,554	193,782	43,595	5,597,467
Randy I. Stein	17,818,955	429,115	47,861	5,597,467
Joseph S. Steinberg	17,463,454	774,307	58,170	5,597,467

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm. Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2024. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
23,697,047	160,032	36,319

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024	VITESSE ENERGY, INC.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer